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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 18, 2003

To our Shareholders:

     The 2003 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc. will be held on Friday, July 18, 2003 at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301, for the following purposes:

     1.     To elect six directors to serve until the fiscal 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

     2.     To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on June 13, 2003 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

By order of the Board of Directors

/s/ VIRGINIA M. PEREZ

Virginia M. Perez Secretary

Durango, Colorado
June 13, 2003

SOLICITATION AND REVOCABILITY OF PROXIES
VOTING SECURITIES
VOTING PROCEDURES
BENEFICIAL OWNERSHIP OF THE COMPANY’S EQUITY SECURITIES
ITEM 1. ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES
DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS AT THE MEETING
OTHER DOCUMENTS NOT A PART OF THIS PROXY STATEMENT

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303

PROXY STATEMENT

Annual Meeting of Shareholders – July 18, 2003

SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the “Company”) for use only at the Annual Meeting of the Company’s shareholders to be held at the time and place, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     It is anticipated that the Proxy Statement, together with the Proxies and the Company’s 2003 Annual Report on Form 10-K, will first be mailed to the Company’s shareholders on or about June 18, 2003. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

     The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company’s Common Stock, par value $0.03 per share (the “Common Stock”). In addition, the Company’s officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.

VOTING SECURITIES

     The close of business on June 13, 2003 has been fixed as the record date for the determination of holders of record of the Company’s Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 2,529,456 shares of the Company’s Common Stock were outstanding and eligible to be voted at the Annual Meeting.

     For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

     Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more nominees as he or she sees fit. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

VOTING PROCEDURES

     The vote required for the election of directors is a plurality of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon, provided a quorum is present. The vote required for the approval of any other item to be acted upon at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the Annual Meeting of the holders of a majority of the Company’s voting shares. Brokers who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on “nonroutine” items without such instructions. Such “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any nonroutine matter to be acted upon. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting, such as Item No. 1, broker non-votes would have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote, broker non-votes would not be counted as among the shares entitled to vote with respect to such matters. Thus, the effect of any broker non-votes with respect to such matters would be to reduce the number of affirmative votes required to approve the proposals and the number of negative votes required to block such approval.

BENEFICIAL OWNERSHIP OF THE COMPANY’S EQUITY SECURITIES

     The following table sets forth information, as of May 31, 2003, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) by each director or nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership		Percent of Class

Clyde Wm. Engle* et al. (1)	328,114	(2)	12.9%
Franklin E. Crail* (1)	407,607	(4)	16.0%
Fred M. Trainor*	104,065	(3)	4.1%
Jay B. Haws	43,999	(4)	1.7%
Lee N. Mortenson*	27,666	(3)	1.1%
Bryan J. Merryman*	97,356	(4)	3.7%
Edward L. Dudley	65,866	(4)	2.5%
Gerald A. Kien*	30,665	(3)	1.2%
Gregory L. Pope	26,378	(4)	1.0%
All executive officers and directors as a group (10 persons)	1,147,583	(5)	40.4%

(1)	Mr. Engle’s address is 4433 West Touhy Avenue, Lincolnwood, Illinois 60646. Mr. Crail’s address is the same as the Company’s address.

(2)	The following information was provided to the Company by Mr. Engle. Includes 17,332 shares that Mr. Engle has the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 2000 Nonqualified Stock Option Plan for Nonemployee Directors (the “2000 Director’s Plan”). Of the 310,782 shares indicated as being beneficially owned by Mr. Engle, 171,640 shares are owned through Lincolnwood Bancorp, Inc. (formerly GSC Enterprises, Inc.), a corporation of which Mr. Engle is Chairman of the Board of Directors and Chief Executive Officer, and 44,785 shares are owned beneficially by members of Mr. Engle’s immediate family. Mr. Engle disclaims beneficial ownership of the shares owned by his family members.

(3)	Includes 13,333 shares that Mr. Trainor purchased through exercise of a stock option, originally scheduled to expire on September 18, 2002 but extended by the Board of Directors, with no change in exercise price, to May 30, 2003. Includes 17,332 shares that Messrs. Trainor, Kien and Mortenson each has the right to acquire within 60 days through the exercise of options granted pursuant to the 2000 Director’s Plan. Includes 13,333 shares that Mr. Kien has the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the “1990 Director’s Plan”).

(4)	Includes shares that these officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1985 Incentive Stock Option Plan and 1995 Stock Option Plan as follows: Mr. Dudley, 59,666 shares; Mr. Merryman, 68,666 shares; Mr. Haws, 43,999 shares; Mr. Pope, 20,934 shares; and Mr. Crail, 18,666 shares.

(5)	Includes 310,459 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1985 Incentive Stock Option Plan, 1995 Stock Option Plan, the 1990 Director’s Plan and 2000 Director’s Plan.

     *     Director

ITEM 1. ELECTION OF DIRECTORS

Nominees

     The Company’s By-laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company.

     Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Merryman, Kien, Mortenson, Trainor and Engle to serve until the 2004 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.

Set forth below is certain information concerning each nominee for election as a director:

Name	Positions with Company	Age	Director Since

Franklin E. Crail	Chairman of the Board, Chief Executive Officer and President	61	1982
Bryan J. Merryman	Chief Operating Officer, Chief Financial Officer, Treasurer and Director	42	1999
Gerald A. Kien	Director	71	1995
Lee N. Mortenson	Director	67	1987
Fred M. Trainor	Director	64	1992
Clyde Wm. Engle	Director	60	2000

     Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, from September 1981 to January 2000 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

     Bryan J. Merryman. Mr. Merryman joined the Company in December 1997 as Chief Financial Officer and Vice President — Finance. Since April 1999, Mr. Merryman has also served the Company as the Chief Operating Officer, as a Director, and since January 2000 as the Company’s Treasurer. Prior to joining the Company, Mr. Merryman was a principal in Knightsbridge Holdings, Inc. (a leveraged buyout firm) from January 1997 to December 1997. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts from July 1996 to November 1997 and was employed for more than eleven years by Deloitte and Touche LLP, most recently as a Senior Manager.

     Gerald A. Kien. Dr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995, Dr. Kien served as Chief Executive Officer and President of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993, Dr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and served as a director and as Chairman of the Executive Committee of that company from 1980 to 1993. Sun Electric merged with Snap-On Tools in 1993, and Dr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Dr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc. from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Dr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine in 1959.

     Lee N. Mortenson. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Mr. Mortenson has been engaged in consulting, investments, troubled companies and due diligence activities since July 2000, and is a Managing Director of Kensington Partners, LLC (a private investment firm) since June 2001. Mr. Mortenson has been President and Chief Operating Officer of Newell Resources LLC since 2002 providing management consulting and investment services. Mr. Mortenson served as President, Chief Operating Officer and a director of Telco Capital Corporation of Chicago, Illinois from January 1984 to February 2000. Telco Capital Corporation is principally engaged in the manufacturing and real estate businesses. He was President, Chief Operating Officer and a director of Sunstates Corporation from December 1990 to February 2000. Sunstates Corporation is a company primarily engaged in real estate development and manufacturing. Mr. Mortenson was a director of Alba-Waldensian, Inc. from 1984 to July 1999, and served as its President, Chief Executive Officer and director from February 1997 to July 1999. Alba is principally engaged in the manufacturing of apparel and medical products. Mr. Mortenson also served as a director of NRG Inc. (a leasing company), from 1987 to February 2000.

     Fred M. Trainor. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas (a manufacturer and marketer of specialty dressings products). Prior to founding AVCOR Health Care Products, Inc. in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas (also a company involved with the health care industry). Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.

     Clyde Wm. Engle. Mr. Engle has served as a director of the Company since January 2000. Mr. Engle is Chairman of the Board of Directors and President of RDIS Corporation, Chairman of the Board of Directors and Chief Executive Officer of Telco Capital Corporation, Chairman of the Board of Directors of Hickory Furniture Company, Chairman of the Board of Directors and Chief Executive Officer of Sunstates Corporation, which is primarily engaged in real estate development and manufacturing, and Chairman of the Board of Directors, President and Chief Executive Officer of GSC Enterprises, Inc., a one-bank holding company, and Chairman of the Board of Directors and President of its subsidiary, Bank of Lincolnwood.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the shareholders vote FOR the election of the six nominees named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     No family relationships exist between any director or executive officer and any other director or executive officer of the Company.

Committees and Meetings

     The Board of Directors has a standing Compensation Committee and Audit Committee.

Audit Committee	3 meetings in Fiscal 2003

Members:	Lee N Mortenson Fred M. Trainor Gerald A. Kien

Responsibilities:	Assists the full Board.
Oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures;
Oversight of the Company’s financial statements and the independent audit thereof;
Selecting, evaluating and, where deemed appropriate, replacing the independent auditors;
Evaluating the independence of the independent auditors.

Compensation Committee	2 meetings in Fiscal 2003

Members:	Lee N Mortenson Fred M. Trainor Gerald A. Kien

Responsibilities:	Assists the full Board.
Approving remuneration arrangements for the Company’s executive officers;
Approving and administering grants of stock options under the Company’s 1995 Stock Option Plan. No further grants are permitted under the Company’s 1985 Incentive Stock Option Plan, which expired in 1995, but the Compensation Committee administers that plan with respect to outstanding options previously granted thereunder;
Approving and administering grants of stock options under the 2000 Directors’ Plan.

The Company has no standing nominating committee.

     During the last fiscal year, the Company’s Board of Directors held five meetings. Each director attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board on which he served, during the period he was a director, except that Mr. Trainor attended 50% of such meetings.

AUDIT COMMITTEE REPORT

     The audit committee of the Company’s board of directors (the “Audit Committee”) consists of three non-employee directors, Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor, each of whom has been determined to be “independent” as that term is defined in Rule 4200 (a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards. The Audit Committee operates under a written charter adopted by the board of directors.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit committee’s responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent auditors included in the report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

     In this context, the Audit Committee has met and held discussions separately with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

     The Company’s independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accounts to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2003 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors,

Lee N. Mortenson Gerald A. Kien Fred M. Trainor

COMPENSATION COMMITTEE REPORT

     The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) on executive compensation policies for the fiscal year ended February 28, 2003. The Committee is composed entirely of non-employee directors and is responsible for administering the compensation program for executive officers of the Company and making all related decisions.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company’s 1995 Stock Option Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value, and that executive officers are strongly motivated and retained. The Company’s compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company’s success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

Base Salary

     Annual salaries for the Company’s executive officers, including the Chairman of the Board and President, are generally reviewed in March of each year based on a number of objective and subjective factors, with any change to be generally effective on March 1 of that year. Objective factors considered include Company’s financial performance relative to business plan profit objectives in the immediately preceding fiscal year, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee’s subjective analysis of the factors contributing to the Company’s success and of the executive’s individual contributions to that success.

Performance-based Annual Bonuses

     Cash bonuses based on the Company’s performance are awarded to the executive officers under an incentive compensation plan. Under the plan which served as the basis for bonuses paid for fiscal year 2003, executive officers received a percentage of their base pay based on the overall performance of the Company. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers’ total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company’s performance.

CEO Compensation

     At the beginning of fiscal year 2003 the Compensation Committee and Mr. Crail determined that Mr. Crail’s base compensation would not be increased at the beginning of the year. Rather, a performance incentive was implemented so that Mr. Crail’s base salary would be increased if a certain target was met during the year. Specifically, the Compensation Committee determined that in the event the Company achieved 100% of budgeted net income (which budgeted number was substantially higher than the prior year’s net income), Mr. Crail would receive a 10% salary increase which would be applied retroactively and paid at the end of fiscal 2003. The net income target was not achieved; therefore, Mr. Crail’s compensation was not increased.

Stock Options

     Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of its shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers under the Company’s 1995 Stock Option Plan. The number of options granted is generally based upon the position held by a participant and the Committee’s subjective evaluation of such participant’s contribution to the Company’s future growth and profitability. The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

     Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company’s stock and will have value only if the Company’s stock price increases, resulting in a commensurate benefit for the Company’s shareholders. Although the plan does not provide for a required vesting period, the Committee’s current practice is to generally require that options granted to employees vest pro rata 20% per year over five years.

     There were 51,332 stock options awarded to executive officers or others in fiscal 2003. Options presently held by current executive officers and directors under the Company’s option plans cover a total of 399,326 shares.

Other Compensation

     An additional element of the executive officer’s compensation, which is not performance-based, is the matching of contributions by the Company under the Company’s 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 2003 adequately reflect the Company’s compensation goals and policies.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Lee N. Mortenson Gerald A. Kein Fred M. Turner

Compensation Committee for Fiscal 2004:

     The 2004 Compensation Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to annual compensation for the years indicated for the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table (the “Named Officers”) serving in that capacity as of February 28, 2003.

				Long-Term
				Compensation
				Awards

				Securities
	Annual Compensation			Underlying
				Options/SARs	All Other
Name and Principal Position	Year	Salary (1)	Bonus(2)	(#)(3)	Compensation(4)

Franklin E. Crail,	2003	$192,500	$38,500	-0-	$2,780
Chairman of the Board and	2002	$192,500	$96,250	-0-	$5,100
President	2001	$175,000	$87,500	13,333	$5,507

Bryan J. Merryman,	2003	$165,000	$29,700	-0-	$2,810
Chief Operating Officer, Chief	2002	$165,000	$66,000	10,000	$5,100
Financial Officer and Director	2001	$150,000	$60,000	13,333	$4,126
	2003	$126,500	$17,710	-0-	$2,676

Edward L. Dudley,	2002	$126,500	$44,275	5,000	$4,193
Vice President — Sales and Marketing	2001	$115,000	$40,300	13,333	$3,641
	2003	$115,500	$11,550	-0-	-0-

Jay B. Haws,	2002	$115,500	$28,875	-0-	-0-
Vice President — Creative Services	2001	$105,000	$26,250	-0-	-0-

Gregory L. Pope	2003	$105,000	$17,710	7,500	$2,093
Vice President – Franchise	2002	$87,550	$35,500	23,333	$2,553
Development	2001	$85,865	$20,000	-0-	$2,294

(1)	Includes amounts deferred at the Named Officers’ election pursuant to the Company’s 401(k) Plan.

(2)	Represents amounts paid as bonuses based on performance for the indicated fiscal year, paid in the following fiscal year.

(3)	Options to acquire shares of Common Stock under the 1995 Stock Option Plan. Represents options granted based on performance or increased responsibilities for the indicated fiscal year and also considers the officer’s cumulative options granted.

(4)	Represents Company contributions made or accrued on behalf of the Named Officers under the Company’s 401(k) Plan.

Option Grants During Fiscal Year Ended February 28, 2003

     The following table provides information on stock options granted in fiscal 2003 to each of the Company’s Named Officers and stock options granted to all employees as a group. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms for the Named Officers and for all employees as a group at assumed compound rates of stock appreciation of 5 percent and 10 percent. The actual future value of the options will depend on the market value of the Company’s Common Stock. All option exercise prices are based on the average of the closing bid and asked price of the Company’s common stock at the date of grant.

Option Grants in Last Fiscal Year

	Individual Grants (1)

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term (2)
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)

Bryan J. Merryman	10,000	21.7%	9.09	3/01/12	148,067	235,771
Edward L. Dudley	5,000	10.9%	9.09	3/01/12	74,033	117,886
Gregory L. Pope	10,000	21.7%	9.09	3/01/12	148,067	235,771
All Employees as a group	46,000	100.0%	9.09	3/01/12	681,106	1,084,547

(1)	Options granted become exercisable in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date.

(2)	These amounts, based on assumed appreciation rates of 5 percent and 10 percent rates prescribed by rules of the Securities and Exchange Commission, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises During Fiscal 2003 and Fiscal Year End Option Values

     The following table provides information regarding the number and value of options held by the Named Officers at fiscal year end. Options for 10,667 shares of stock were exercised by the Named Officers during fiscal 2003. The Company does not have any outstanding stock appreciation rights.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
	Shares		Option at Fiscal		The-Money Options at Fiscal
	Acquired	Value	Year End (#)		Year End ($)(1)
	on	Realized
Name	Exercise (#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Franklin E. Crail	—	—	16,000	10,666	60,015	41,345
Bryan J. Merryman	—	—	61,333	28,666	275,522	84,894
Edward L. Dudley	—	—	56,000	15,666	221,622	45,295
Jay B. Haws	10,667	114,564	43,999	—	83,298	—
Gregory L. Pope	—	—	14,134	36,700	43,802	42,798

(1)	The closing bid price of the Common Stock on The Nasdaq Stock Market on February 28, 2003, was $7.95 per share.

(2)	The value realized represents the difference between the per share closing price of the Company’s Common stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

Compensation of Directors

     Directors of the Company do not receive any compensation for serving on the Board or on committees. Directors who are not also officers or employees of the Company are entitled to receive stock option awards under the 1990 Director’s Plan and the 2000 Director’s Plan.

     The 1990 Director’s Plan, as amended, provides for automatic grants of nonqualified stock options covering a maximum of 120,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The 1990 Director’s Plan provides that, during the term of the 1990 Director’s Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 13,333 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director’s option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death.

     The 2000 Director’s Plan provides for automatic grants of nonqualified stock options covering a maximum of 80,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company. The 2000 Director’s Plan provides that, during the term of the 2000 Director’s Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 13,333 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each year following adoption of the 2000 Director’s Plan, on a date established by the Compensation Committee, during the term of the 2000 Director’s Plan, options to purchase 1,333 shares of common stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date. Each nonemployee director’s option may be exercised in full beginning on the Vesting Date as determined by the Compensation Committee and ending five years after such vesting date, unless the option expires sooner due to termination of service or death.

Employment Agreements

     The Company has entered into employment agreements with certain executives of the Company which contain, among other things, “change in control” severance provisions. Specifically, the Company has entered into employment agreements with Franklin E. Crail, Edward L. Dudley, Jay B. Haws and Bryan J. Merryman. The employment agreements generally provide that, if the Company terminates the executive’s employment under circumstances constituting a “Triggering Termination” (as defined in the employment agreements) during a specified period preceding a “Change in Control” (as defined in the employment agreements) of the Company, or if the executive or the Company terminates the executive’s employment under circumstances constituting a Triggering Termination during a specified period after a Change in Control, the executive will be entitled to receive, among other benefits, 2.99 times the sum of (i) the executive’s annual salary and (ii) two times the bonus that would be payable to the executive for the bonus period in which the Change in Control occurred. A Triggering Termination also includes a voluntary termination by the executive within five business days before an anticipated Change in Control with the concurrence of two “Concurring Persons” (as defined in the employment agreements) that the Change in Control is likely to occur during such five-business day period. In such event, the executive must agree to continue to work on an at-will basis, without compensation, until the Change in Control occurs. If the Change in Control does not occur within 10 business days, the executive must refund the severance payment to the Company. The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, which is filed as Exhibit 99.2 to Schedule on Form 14D9 of the Company filed on May 21, 1999.

Comparison of Return on Equity

     The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company’s Common Stock, in the Nasdaq U.S. Index, in the Russell 2000 Index and in a Peer Group Index of companies in the confectionery industry, on February 28, 1998.

	Base
	Period	Return	Return	Return	Return	Return
Company/Index Name	1998	2/1999	2/2000	2/2001	2/2002	2/2003

Rocky Mountain Chocolate Factory, Inc.	100.00	94.74	94.74	103.95	278.75	190.88
Nasdaq Index — US	100.00	130.24	265.70	121.32	98.61	76.90
Russell 2000 Index	100.00	85.86	128.17	106.58	106.95	83.31
Peer Group(l)	100.00	110.60	82.40	116.53	135.23	125.75

(1)  Comprised of the following companies: Hershey Foods Corporation, Imperial Holly Corporation, Monterey Pasta Company, Paradise, Inc., Sherwood Brands, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company’s Board of Directors consists of Lee N. Mortenson, Fred M. Trainor and Gerald A. Kien. None of the foregoing persons is or has been an officer of the Company.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has no knowledge that any person who was a director, executive officer or 10% shareholder (a “Reporting Person”) at any time during fiscal 2003 failed to file, or was late in filing, any Form 3, 4 or 5. In making these disclosures, the Company has relied solely on written representations of its Reporting Persons, including certain written representations from Reporting Persons that Forms 5 were not required, and on the reports filed by such Reporting Persons with the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP was the independent public accountant for the Company for the year ended February 28, 2003. It is expected that representatives of Grant Thornton LLP will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.

     Grant Thornton LLP has been appointed as independent public accountant for the Company for the fiscal year ending February 28, 2004. Shareholders are not being asked to ratify the appointment.

PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES

     For the fiscal year ended February 28, 2003, Grant Thornton LLP, our independent auditor and principal accountant, billed the approximate fees as follows:

Audit Fees	$68,700
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$27,400

     The Audit Committee has determined that the provision of the services listed above is compatible with maintaining the principal accountant’s independence.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2004 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and submit it to the Secretary of the Company at the principal executive offices of the Company at 265 Turner Drive Durango, Colorado 81303 on or before February 20, 2004. The Board of Directors of the Company will review any proposals from shareholders it receives by that date and will determine whether any proposals will be included in its 2004 Proxy solicitation materials.

ANNUAL REPORT TO SHAREHOLDERS

     The Company’s 2003 Annual Report on Form 10-K is being mailed to shareholders with this Proxy Statement.

OTHER MATTERS AT THE MEETING

     As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.

OTHER DOCUMENTS NOT A PART OF THIS PROXY STATEMENT

     Certain information in this Proxy Statement, specifically the Audit Committee Report set forth on page 5 (other than any information contained therein not permitted to be so excluded), the report of the Compensation Committee beginning on page 6 (other than any information contained therein not permitted to be so excluded); and the Performance Graph appearing on page 10, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission under or pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 as currently in effect and shall not be deemed to be incorporated by reference into any filing by the Company under such Acts, unless specifically provided otherwise in such filing.

SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN
THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By Order of the Board of Directors

/S/ Bryan J. Merryman

Bryan J. Merryman Chief Operating Officer/Chief Financial Officer

June 13, 2003

Proxy — Rocky Mountain Chocolate Factory, Inc.

Meeting Details
265 Turner Drive
Durango, Colorado 81303

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints FRANKLIN E. CRAIL and VIRGINIA M. PEREZ, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the “Company”) held of record by the undersigned on June 13, 2003, at the annual meeting of shareholders to be held on July 18, 2003 or any adjournment thereof. Please mark boxes in black ink.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR ELECTION AS DIRECTORS.

(Continued and to be voted on reverse side.)

Rocky Mountain Chocolate Factory, Inc.

[ ]	Mark this box with an X if you have made changes to your name or address details below.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example	A B C 1 2 3 X

Annual Meeting Proxy Card

A Election of Directors

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name or write a zero (“0”) in the space following his name below. To exercise cumulative voting by casting two or more votes per share for any individual nominee(s), write the number of votes cast for the nominee in the space following his name. Each share of common stock is entitled to six votes, in the aggregate.)

	For	Withhold	Number of Votes

01 — Franklin E. Crail	[ ]	[ ]

02 — Lee N. Mortenson	[ ]	[ ]

03 — Bryan J. Merryman	[ ]	[ ]

04 — Fred M. Trainor	[ ]	[ ]

05 — Gerald A. Kien	[ ]	[ ]

06 — Clyde Wm. Engle	[ ]	[ ]

B Issues

Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)

/ /

1 U P X

2